                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement
(Form S-1 No. 333-   ) of Caribiner International, Inc. for the registration
of 140,070 shares of its common stock, of the reference to our firm under the captions "Selected Financial and Operating Data" and "Experts" and to the use of our report dated December 6, 1996, except for Note 15 as to which the date is December 20, 1996, with respect to the Consolidated Financial Statements of Caribiner International, Inc. included in the Registration Statement (Form S-1 No. 333-18327) and related Prospectus of Caribiner International, Inc.

                                          /s/ Ernst & Young LLP

New York, New York
February 26, 1997